Exhibit 10.11

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

JOINT DEVELOPMENT AGREEMENT

between

BMW OF NORTH AMERICA, LLC

300 Chestnut Ridge Road

Woodcliff Lake, New Jersey 07677

U.S.A.

hereinafter referred to as “BMW”

and

Solid Power, Inc.

500 S. Arthur Ave., Unit 300

Louisville, CO 80027

USA

hereinafter referred to as “Solid Power”

THIS JOINT DEVELOPMENT AGREEMENT (this “Agreement” or “JDA”) is entered into as of 01 July 2017 (the “Effective Date”), by and between SOLID POWER, INC., a with a principal place of business at 500 S. Arthur Ave., Unit 300, Louisville, CO 80027, USA (“Solid Power”) and BMW OF NORTH AMERICA, LLC, a Delaware limited liability company with a principal place of business at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 (“BMW”).

RECITALS

WHEREAS, Solid Power designs and develops technology in the field of all solid state batteries and solid state electrolytes, in addition to the related fields of electrolyte manufacturing, electrode coatings, electrode assembly, cell formation, cell cycling, and electrolyte composition;

WHEREAS, BMW conducts, supports, and promotes research and development in the field of advanced automotive technologies, including those related to automotive batteries; and

WHEREAS, the objective of this JDA is [* * *]; and

WHEREAS, Solid Power shall develop commonly defined product for use by BMW as defined below. BMW shall commit to participate in the cost of such development and shall commit to a purchase process as further specified below.

Now, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.    DEFINITIONS. The following capitalized terms shall have the meanings ascribed to them below.

1.1    “Affiliate” in relation to a Party shall be defined as a company, which is directly or indirectly controlled by that Party, controls that Party, or is under common control with that Party, whereby control means that at least 50% of the shares or voting rights are being held.

1.2    “Automotive Charter Customer” is [* * *]

1.3    “Automobile Manufacturer” means any person or entity generating, or being member of a group generating or intending to generate, revenues by way of manufacturing and selling complete or substantially complete automobiles, trucks, busses or motorbikes.

1.4    “Automotive Product” means any product for the integration or use in automobiles, trucks, buses, motorbikes or stationary storage units.

1.5    “Background IP” shall mean:

(a)    any Intellectual Property (and associated Intellectual Property Rights) developed prior to the Effective Date of the JDA; and

(b)    Intellectual Property (and associated Intellectual Property Rights) developed, by or for, a party independent of the activities of the JDA.

1.6    “BMW” means the contracting party BMW of North America LLC.

1.7    “Competitive Pricing” means [* * *].

1.8    “Customer Product” means the BMW [* * *].

1.9    “Foreground IP” means the Intellectual Property first developed and reduced to practice by the Parties or their subcontractors in the performance of the JDA and all associated Intellectual Property Rights related to the foregoing.

1.10    “Intellectual Property” means any and all inventions (whether or not patentable), discoveries, materials, tools, software (both source and object code), works of authorship, know-how, technical information, trade secrets, work product, methods, processes, schematics, and other forms of technology.

1.11    “Intellectual Property Rights” means, inclusively, any and all forms of intangible property rights, including without limitation:

(a)    all U.S. and foreign patents, trade secrets, trademarks, trade names, copyrights, moral rights, mask work rights, and all other industrial or intangible property rights throughout the world, including without limitation rights in inventions, technologies, and utility models; all grants and registrations worldwide in connection with any of the foregoing, and all rights with respect thereto;

(b)    all applications for any such grant or registration;

(c)    all rights of priority under international conventions to make such applications and the right to control their prosecution, and all amendments, continuations, divisions, and continuations-in-part of such applications; and

(d)    all corrections, reissues, patents of addition, extensions, and renewals of any of the foregoing.

1.12    “JDA Automotive Product” means [* * *]

1.13    “Non-Charter Automotive Customer” means [* * *].

1.14    “R&D Activities” means any research and development activities conducted by the parties under this Agreement pursuant to the Statement of Work.

1.15    “Solid Power’s Technology” means [* * *].

2.    DEVELOPMENT ARRANGEMENT

2.1    Program Structure. Solid Power and BMW have jointly developed a detailed Statement of Work (Annex 2) [* * *]. Solid Power shall use commercially reasonable efforts to complete its responsibilities in accordance with the timeline and milestones set forth in the Statement of Work and shall provide resources necessary to complete their respective R&D Activities. Solid Power shall promptly inform BMW about any delays in their R&D Activities or impediments to the achievement of any milestones under the Statement of Work.

The JDA Project may be adapted during development by mutual agreement. Solid Power shall be obliged to continue with the execution of its due cooperative activities even in case of project delays, subject to [* * *].

2.2    Program Coordinators. To facilitate communication, Solid Power and BMW shall each designate a “Program Coordinator”, who shall be the principal point of contact for the performance of the Statement of Work. Program Coordinators shall have authority to manage the day-to-day activities to be performed under the Statement of Work and shall be responsible for directing and supervising such activities. Each party shall have the right to replace its Program Coordinator in its sole discretion upon written notice to the other party.

2.3    Steering Committee. Within 30 days after the Effective Date, the Parties shall establish a “Steering Committee” for the purpose of steering and realizing the JDA Project including but not limited to

(a)    assessing and confirming the JDA Project progress;

(b)    addressing and resolving JDA Project issues; and

(c)    relationship management issues and dispute resolutions.

The Steering Committee shall meet either telephonically or in-person when requested by one party, but at least on a quarterly basis. Each party may replace any of its members of the Steering Committee upon written notice to the other party. If necessary, Solid Power and BMW may also mutually agree to change the specifications and/or Milestones to be achieved with regard to the JDA Automotive Product. Any such changes must be documented and mutually agreed to by the parties in writing. All actions proposed to be undertaken by the Steering Committee shall require the written approval of both parties to be effective. The Steering Committee shall have an equal number of members from each Party.

2.4    Subcontracting. Except as set forth in this section, neither party may subcontract any of its obligations related to [* * *] without the prior written consent of the other party. BMW may subcontract its obligations to its Affiliates; provided, however, that

(a)    BMW shall remain ultimately liable for the performance of its obligations hereunder, and any act or omission by its Affiliates that would, if it were undertaken by BMW, be a breach of this Agreement, shall be deemed a breach of this Agreement by BMW;

(b)    to the extent that a BMW Affiliate creates any Foreground IP under this Agreement, BMW shall cause its Affiliate to [* * *]; and

(c)    BMW shall cause its U.S. Affiliate to comply with the terms and conditions of the NDA (as defined in Sec. 7 (Confidentiality)) if it were a signatory to the NDA, with respect to any information disclosed by the other party in connection with this Agreement.

2.5     Project Funding. The parties agree that [* * *]

[* * *]

according to [* * *]. For purposes of administrative convenience, [* * *], but the express provisions of this Agreement shall exclusively govern the relationship contemplated hereby, and any conflicting, inconsistent, different, or additional terms and conditions set forth in or on such purchase order shall be of no effect and are hereby objected to and rejected [* * *].

2.6    [* * *]

2.7    [* * *] and [* * *] Process.

It is the common intention of Solid Power and BMW to either [* * *].

2.7.1    Solid Power as the [* * *].

The following section contains an outline of the intended process [* * *].

(a)    [* * *]

(b)    [* * *] Process.

(i)    [* * *]

(ii)    [* * *]

(iii) Solid Power Offer.

[* * *]

(c)    [* * *] Agreement. [* * *]

(d)    BMW Orders. [* * *]

2.7.2 Third party or [* * *]

In case the JDA Automotive Product is manufactured by a third party cell supplier, Solid Power and BMW will [* * *] Therefore, the Parties intend to approach [* * *]

The Parties have agreed on [* * *] However, before a [* * *] The approval of [* * *]

Solid Power will complete all necessary actions to enable [* * *]

2.8    Intentionally deleted.

2.9    [* * *] Volumes. [* * *]

2.10    Costs and Expenses. Except to the extent expressly set forth in Section 2.5 (Project Funding), each party shall bear its own costs and expenses in performing its obligations related to the R&D Activities under this Agreement.

2.11    Taxes. Each party shall be responsible for any taxes, duties, or other governmental charges imposed on it by any governmental authority in connection with this Agreement.

3.    OWNERSHIP AND INTELLECTUAL PROPERTY RIGHTS

3.1    Ownership of Background IP. Each Party retains ownership of its Background IP.

3.2    Licenses and use of Foreground IP. Both Parties will have the right to use Foreground IP that is owned by the other Party as specified in this Section 3.2.

(a)    License to [* * *]

(b)    License to [* * *]

(c)    Sublicensing of Jointly Owned IP. The Parties shall have the right [* * *]

(i)    Affiliates; and

(ii)    Third Parties for [* * *]; and

(iii)    Third Parties necessary for [* * *].

3.3    Ownership of Foreground IP.

(a) Each Party shall own [* * *] as part of the activities under the JDA.

(b) The Parties shall jointly own [* * *] qualifies as an inventor under an applicable patent law for such Foreground IP (“Jointly Owned IP”).

3.4    Prosecution and Enforcement of Jointly Owned IP. The parties agree to cooperate reasonably and in good faith to decide the manner in which their respective interests in the Jointly Owned IP shall be perfected and enforced.

3.5    Failure to [* * *]. Solid Power and BMW agree that any Supply Agreement signed shall include provisions that state:

(a)    that if [* * *]. This right will be sublicensable to:

(i)    Affiliates for [* * *]; and

(ii)    Third Parties for [* * *].

(b)    [* * *] and its Affiliates use; and

(c)    that if [* * *] shall only do so in a manner that does not prevent it from fulfilling its obligations under Section 3.5(a).

For clarification, if this JDA is terminated after [* * *], clauses that address (a), (b), and (c) in the [* * *] shall survive.

3.6    [* * *] manufacturer

If [* * *] according to the conditions in Section 2.7.2 [* * *]. This right is sublicensable to:

(i)    Affiliates for [* * *]; and

(ii)    Third Parties for [* * *] products and services.

If [* * *] shall only do so in a manner that does not prevent the fulfillment of the obligations under this Section 3.6.

3.7    Other IP Language

(a)    Each Party reserves all rights to all Intellectual Property rights expressly granted under the term of this Agreement and no licenses are granted except as expressly granted under this Agreement. No licenses are implied in this Agreement.

(b)    Licenses granted in this Section 3 survive termination of this JDA.

4.    DELIVERY AND DISCLOSURE OF RESULTS

4.1    Data Disclosure. [* * *]

4.2    Conference Call Updates. [* * *]

4.3    Materials and [* * *]. At certain dates [* * *], Solid Power shall deliver [* * *]. Use of these [* * *] will be subject to the following additional terms:

(a)    BMW will use the [* * *]

(b)    BMW will not sell, transfer, disclose or otherwise provide access to the [* * *] to any person, entity or location without the prior written consent of Solid Power, except that BMW may allow access to the [* * *] to its employees and its Affiliates for the Permitted Use; provided, that such employees are subject to non-disclosure obligations not less stringent than those provided for in this Agreement.

(c)    BMW shall keep complete and accurate records [* * *]. Notwithstanding Section 7, BMW shall not publish or present any information related to [* * *] without the prior written consent of Solid Power.

(d)    BMW will handle and use [* * *] and conduct its activities under this Agreement in compliance with all applicable laws and regulations, including, but not limited to, any laws or regulations relating to the research, testing, production, storage, transportation, export, packaging, labeling or other authorized use of the [* * *]. BMW shall handle, store and test the [* * *] in compliance with any instructions provided by Solid Power. BMW will maintain reasonable security measures, no less strict than it maintains to protect its own valuable tangible property against loss, theft or destruction. BMW understands and agrees that the [* * *] may have unpredictable and unknown chemical and/or metallurgic properties, and [* * *] should be handled and used with caution.

(e)    Upon completion of the designated testing by BMW, BMW shall, at Solid Power’s direction, either return or destroy such [* * *].

5.    [* * *] AGREEMENT AND [* * *]

5.1    [* * *]. As considerations for the financial and technical support under this JDA that BMW shall provide to Solid Power, BMW will [* * *].

(a)    [* * *]

5.2

5.3    [* * *]

6.    LIMITATIONS

BMW shall: [* * *]

6.1    Termination of [* * *];

6.2    No initiation of [* * *];

6.3    [* * *];

6.4    Volumes of [* * *]

7.    CONFIDENTIALITY. Any information exchanged between the parties in connection with this Agreement shall be subject to that certain Mutual Confidentiality Agreement dated

2/04/2016 by and between BMW and Solid Power (the “NDA”), [* * *]. Notwithstanding anything to the contrary in the NDA, the term of the NDA will be co-terminus with the term of this Agreement and the NDA will not end before the term of this Agreement. Upon execution of this Agreement, both parties agree to issue a joint press release. Prior to issuance, the content of this press release shall be approved in writing by both parties.

8.	TERM AND TERMINATION

8.1    Term. Except as otherwise provided in this Agreement, the JDA Project shall terminate upon the occurrence of any of the following: [* * *]

8.2    Termination for Breach.

(a)    Right of Termination of BMW. BMW shall be entitled to terminate the JDA giving a [* * *] as set out in the Statement of Work were not reached by Solid Power. [* * *] Termination of the JDA shall not entitle BMW to any refunds of amounts due, or paid, per the Payment Plan and any amounts due, but not yet paid, shall be paid upon termination of the JDA.

Prior to such termination the Parties will jointly discuss and decide via the Steering Committee whether Milestones shall be amended.

(b)    Right of Termination of Solid Power. Solid Power shall be entitled to terminate the JDA giving a [* * *]. BMW shall be responsible to pay for any work done until such termination.

(c)    Effect of Termination on IP. In case of a termination, the regulations relating to IP, in particular Sec. 3.2, 3.3, 3.4 and 3.6, shall survive and shall apply to Intellectual Property generated until the termination.

8.3    Termination for [* * *].

[* * *]

9.	REPRESENTATIONS AND WARRANTIES

9.1    Development Warranties. Each party represents and warrants to the other party that it will perform the R&D Activities in a professional, workmanlike, and timely manner; provided, however, that the other party’s sole and exclusive remedy, and such party’s entire liability, for any breach of the warranty shall be for such party to re-perform its obligations in a conforming manner.

9.2    Warranty Disclaimer. THE EXPRESS WARRANTIES SET FORTH IN THIS SECTION 9.1 ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THIS AGREEMENT INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT OF THIRD-PARTY RIGHTS. EACH PARTY ACKNOWLEDGES THAT IT HAS RELIED ON NO WARRANTIES OTHER THAN THE EXPRESS WARRANTIES IN THIS AGREEMENT. EACH OF THE PARTIES ACKNOWLEDGES THAT THE R&D ACTIVITIES INVOLVE SOME LEVEL OF TECHNICAL RISK AND THAT NEITHER PARTY REPRESENTS OR WARRANTS TO THE OTHER THAT SUCH ACTIVITIES WILL BE SUCCESSFUL OR RESULT IN A [* * *].

10.    LIMITATION OF LIABILITY. EXCEPT FOR BREACHES OF SECTION 7. (CONFIDENTIALITY), OR FOR INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, SPECIAL, OR INCIDENTAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT OR TORT OR OTHERWISE, EVEN IF SUCH PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR BREACHES OF SECTION 7. (CONFIDENTIALITY), OR FOR INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT WILL EITHER PARTY’S CUMULATIVE LIABILITY ARISING FROM OR RELATED TO THIS AGREEMENT EXCEED THE SUM OF THE NRE CREDIT. THE EXISTENCE OF MULTIPLE CLAIMS SHALL NOT ENLARGE THIS LIMIT. THE PARTIES ACKNOWLEDGE THAT THE TERMS OF THIS SECTION REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT THE PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS OF LIABILITY.

11.	GENERAL

11.1    Relationship of Parties. Each party is an independent contractor with respect to the other party and is not an employee or legal representative of the other party for any purpose. Neither party shall have the authority to enter into any contracts in the name of or on behalf of the other party.

11.2    Assignment. Notwithstanding Section 2.4, neither party may assign, delegate, or otherwise transfer this Agreement, or any rights or obligations under this Agreement, to any third party without the other party’s written consent. Either party may assign this Agreement to a Party [* * *] that acquires all, or substantially all of the stock or assets of a Party without the consent of a Party. Any other attempted unauthorized assignment under this Agreement without the written consent of the other party shall be null and void. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall inure to the benefit of and be binding upon the parties’ respective executors, heirs, representatives, administrators and assigns.

11.3    [* * *]

11.4    Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of New Jersey, without giving effect to any conflicts of laws rules that would require the application of the law • of a different jurisdiction. All claims, suits, and proceedings arising from or relating to this Agreement may be brought in any state or federal court located in Bergen County, New Jersey, or any federal court in Newark, New Jersey. The Parties hereby consent to the personal jurisdiction and venue of such courts and waive any right to object to the exercise of personal jurisdiction• by these courts. Notwithstanding the foregoing, either party may seek injunctive relief in any court of competent jurisdiction, wherever located, as necessary to protect its Intellectual Property Rights.

11.5    Compliance with Laws. Each party shall comply with all governmental laws, rules, and regulations with respect to its performance under this Agreement.

11.6    Notices. All notices, communications, requests, demands, consents and the like required or permitted under this Agreement will be in writing and will be deemed given and received

(a)    when delivered personally,

(b)    when sent by confirmed telecopy,

(c)    seven (7) days after having been duly mailed by first class, registered or certified mail, postage prepaid, or

(d)    one (1) business day after deposit with a commercial overnight carrier. All notices will be addressed to the attention of the receiving party at the addresses specified below, or to such other address as the receiving party may have furnished to the other by a proper notice.

If to Solid Power	If to BMW:

Solid Power, Inc.	BMW Group Technology Office USA

500 S. Arthur Ave., Unit 300	2606 Bayshore Parkway

Louisville, CO 80027	Mountain View, CA 94043

Attn: Doug Campbell	Attn: Simon Euringer

Phone: [* * *]	Phone: [* * *]

11.7    Force Majeure. Neither party will be liable for any loss or damage as a result of any failure to perform or any delay due to any cause beyond such party’s reasonable control, including acts of God, fire, theft, accident, earthquake, flood, war, sabotage, slowdown, strikes or other labor difficulties, riot, embargo, government act, regulation, rule, ordinance, or request, or inability to obtain necessary labor, materials, manufacturing facilities; or transportation.

11.8    Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

11.9    Waivers; Amendment. No waiver of any terms or conditions of this Agreement will be valid or binding on a party unless such party makes the waiver in writing. The failure of one party to enforce any of the provisions of this Agreement, or the failure to require at any time the performance of the other party of any of the provisions of this Agreement, will in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a party to enforce each and every provision thereafter. This Agreement may not be altered, amended, modified, or otherwise changed in any way except by a written instrument signed by the authorized representatives of each party.

11.10    Rights and Remedies Cumulative. Except to the extent expressly set forth to the contrary herein, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

11.11    Construction. The headings of sections of this Agreement are included solely for convenience of reference and are not to be used to interpret, construe, define, or describe the scope of any aspect of this Agreement. As used in this Agreement, the word “including” means “including but not limited to.” Each party represents that it has had the opportunity to participate in the preparation of this Agreement, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in connection with the construction or interpretation of this Agreement. For purposes of this Agreement, the word “will” shall be equivalent in meaning to the word “shall,” both of which describe an act or forbearance which is mandatory under this Agreement. The word “may” describes an act or forbearance which is optional under this Agreement. Unless otherwise expressly stated to the contrary herein, all remedies are cumulative, and the exercise of any express remedy by either party does not by itself waive such party’s right to exercise its other rights and remedies available at law or in equity.

11.12    Entire Agreement. This Agreement and any attachments hereto constitute the entire, final, complete and exclusive agreement between the parties and supersede all previous and contemporaneous agreements or representations, written or oral, with respect to the subject matter of this Agreement.

11.13    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

12.	ANNEXES

The following Annexes are integral part of this Agreement:

Annex 1: JDA Automotive Product Specification

Annex 2: Statement of Work

Annex 3: Budget breakdown and payment plan

Annex 4: Tender dates and subsequent dates and steps

Annex 5: Intended yearly volume

Annex 6: Pricing Logic

IN WITNESS WHEREOF each of the parties has caused its duly-authorized representative to execute this Agreement as of the Effective Date.

Solid Power, Inc.	BMW OF NORTH AMERICA, LI,C

/s/ D. Campbell	/s/ Peter Buchawe
Signature	Signature

D. Campbell	Peter Buchawe
Printed Name	Printed Name

CEO	CEO (Deputy)
Title	Title

/s/ David B Jansen	/s/ Howard S. Harris
Signature	Signature

David B Jansen	Howard S. Harris
Printed Name	Printed Name

President	Secretary and Deputy for President and CEO
Title	Title

Annex 1

[* * *]

Annex 2

[* * *]

Annex 3

[* * *]

Annex 4

[* * *]

Annex 5

[* * *]

Annex 6

[* * *]